CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Internetstudios.com, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Robert MacLean, the Chairman of the Board and President (Principal Executive Officer) of the Company and Mike Edwards, the Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Robert MacLean

/s/ Robert MacLean
Chairman of the Board and President
(Principal Executive Officer)

Mark Rutledge

/s/ Mark Rutledge
Vice-Chairman, Secretary, Treasurer and Director

May 20, 2003